UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 5, 2017

Date of Report (Date of earliest event reported)

CACHET FINANCIAL SOLUTIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37913	27-2205650
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18671 Lake Drive East Southwest Tech Center A Minneapolis, MN 55317	55317
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 698-6980

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

On January 5, 2017, the Company entered into an addendum to an agreement entered into by and between the Company and Vista Partners, LLC (“Vista”), dated August 1, 2015 pursuant to which Vista will provide the Company with investor relations and financial advisory services (as amended, the “Agreement”). The Agreement shall be effective as of January 1, 2017 and continue for a term of six months. The Agreement may be renewed for an additional six months under the same terms and conditions upon mutual agreement of Vista and the Company. Pursuant to the Agreement, Vista shall be provided the following consideration by the Company:

●	A non-refundable grant by the Company to Vista of $120,000 convertible bridge note and warrants under the same terms as the Company’s ongoing October Private Placement (as described in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 14, 2016);

●	A non-refundable expense deposit totaling $12,500, due within 15 days of the signing of the Agreement;

Pursuant to the Agreement, the Company issued to Vista a warrant to purchase 19,460 shares of the Company’s common stock. The note and the warrant are being issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D thereunder. The note will not bear any interest and is payable in full in January 2018. Vista may elect to convert the principal amount of the note into shares of the Company’s common stock at any time before the maturity date at a conversion price per share equal to the lower of $7.00 and 80% of the per share price of the Company’s common stock in the Company’s next underwritten public offering. The Company will have the right to require Vista to convert the note into shares of the Company’s common stock at that conversion price if the Company’s common stock is listed on the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market. The warrant will have an exercise price per share equal to the lower of $5.55 and 80% of the per share price of the Company’s common stock in the Company’s next underwritten public offering, subject to adjustments, and is exercisable for a five-year period. The Company is required to file with the Securities and Exchange Commission a registration statement covering the resale of the shares of the Company’s common stock issuable under the notes and the warrants within 21 days following the consummation of the Company’s next underwritten public offering or 90 days following the date on which the Company’s current financing plan is terminated. If the Company fails to file a registration statement in a timely manner, it will be required to issue to Vista additional warrants to purchase shares of the Company’s common stock.

The foregoing description of the Agreement is qualified in its entirety by the terms set forth in the Exhibit 10.1 hereto.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 above is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in Item 1.01 above is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Addendum to Agreement, dated as of January 5, 2017 by and among Cachet Financial Solutions, Inc. and Vista Partners, LLC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 11, 2017

CACHET FINANCIAL SOLUTIONS, INC.

By:	/s/ Bryan D. Meier
Bryan D. Meier
Chief Financial Officer

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